December 22, 2021

Board of Directors
Lazydays Holdings, Inc.

Dear Directors:

I hereby resign from the Lazydays Board of Directors and as Chairman of the Board, effective immediately.

Sincerely,

William P. Murnane

William P. Murnane

cc: Robert Grammig, Corporate Counsel
Nick Tomashot, Secretary